UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2015

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 15, 2015, Virtual Piggy, Inc. (the “Company”) announced the appointment of two banking industry veterans to its Board of Directors: Philip Manning and Dale Jensen. Mr. Manning has previously held senior positions as Managing Director, Global Cards Business Development for Citigroup and Director of Business Development for MBMA Europe.  Mr. Jensen co-founded Information Technology, Inc. (now Fiserv, NASDAQ: FISV), a computer software and solutions provider for banks and savings institutions and was a Vice President of the National Bank of Commerce.

On June 9, 2015, George O. McDaniel III and William Tobia each resigned from the board of directors of Virtual Piggy, Inc. (the “Company”), effective immediately.  The resignations of Mr. McDaniel and Mr. Tobia were not the result of a disagreement with the Company relating to its operations, policies or practices.

The Board has not yet determined committee appointments for Messrs. Jensen or Manning.

Messrs. Jensen and Manning have not engaged in any transactions with the Company since January 1, 2014 that would require disclosure pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: June 15, 2015	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer

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